Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 12, 2025

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER ENDED JUNE 30, 2025

Williamsburg, Virginia – August 12, 2025 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2025. The Company’s results include the following*:

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
	($ in thousands except per share data)		($ in thousands except per share data)
Total revenues	$48,794	$50,694	$97,106	$97,243
Net income	1,556	4,664	6,290	5,987
Net income (loss) attributable to common stockholders	(416)	2,622	2,274	1,962

EBITDA	12,022	14,292	27,055	25,076
Hotel EBITDA	13,892	15,698	26,813	28,058

FFO attributable to common stockholders and unitholders	4,317	7,356	8,087	11,317
Adjusted FFO attributable to common stockholders and unitholders	4,758	7,503	9,275	12,683

Net income (loss) per common share - diluted	$(0.02)	$0.13	$0.11	$0.10
FFO per common share and unit	$0.21	$0.37	$0.40	$0.57
Adjusted FFO per common share and unit	$0.23	$0.38	$0.46	$0.64

(*) Earnings before interest, taxes, depreciation and amortization (“EBITDA”), Hotel EBITDA, Funds From Operations (“FFO”) attributable to common stockholders and unitholders, Adjusted FFO attributable to common stockholders and unitholders, FFO per common share and unit and Adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net (loss) income later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company,” “Sotherly,” “we,” “us,” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

HIGHLIGHTS

•
RevPAR. Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the rooms participating in our rental programs at the Lyfe Resort & Residences (f/k/a Hyde Resort & Residences) and the Hyde Beach House Resort & Residences, decreased 5.4% to $130.20, for the three months ended June 30, 2025, from $137.67 in the comparable period in 2024. Changes in RevPAR were driven by a 3.5% decrease in occupancy to 70.8% from 73.4% in the comparable 2024 period, and a 1.9% decrease in the average daily rate (“ADR”) to $183.88 for the three months ended June 30, 2025, from $187.51 for the comparable period in 2024. For the six months ended June 30, 2025, RevPAR decreased to $129.97, from $130.64 in the comparable period in 2024. Changes in RevPAR were driven by an increase in the occupancy to 69.8% for the six months ended June 30, 2025, from 69.2% for the comparable period in 2024 and by a decrease in ADR to $186.14 from $188.91 in the comparable 2024 period.
•
Revenue. Total revenue decreased to approximately $48.8 million, from approximately $50.7 million, for the three months ended June 30, 2025 and 2024, respectively. For the six-month period ending June 30, 2025, total revenue decreased to approximately $97.1 million, from approximately $97.2 million during the comparable period in 2024.
•
Net income (loss) attributable to common stockholders. For the three months ended June 30, 2025, net income (loss) attributable to common stockholders decreased approximately $3.0 million, compared to the three months ended June 30, 2024, from income of approximately $2.6 million to loss of approximately $0.4 million. For the six-month period ending June 30,

2025, net income attributable to common stockholders increased 15.9%, or approximately $0.3 million, over the six months ended June 30, 2024, from an income of approximately $2.0 million to an income of approximately $2.3 million.
•
Hotel EBITDA. Hotel EBITDA decreased to approximately $13.9 million for the three months ended June 30, 2025, from approximately $15.7 million for the comparable period in 2024. Hotel EBITDA for the six months ended June 30, 2025 decreased approximately $1.2 million to approximately $26.8 million, from approximately $28.0 million generated in the comparable 2024 period.
•
Adjusted FFO attributable to common stockholders and unitholders. For the three months ended June 30, 2025, Adjusted FFO attributable to common stockholders and unitholders decreased 36.6%, or approximately $2.7 million, over the three months ended June 30, 2024, from approximately $7.5 million to approximately $4.8 million. For the six-month period ending June 30, 2025, adjusted FFO attributable to common stockholders and unitholders decreased 26.9%, or by approximately $3.4 million, over the six months ended June 30, 2024, from approximately $12.7 million to approximately $9.3 million.
•
Preferred Dividends. On July 24, 2025 the Company announced a quarterly cash dividend of $0.50 per share of beneficial interest of the Company’s 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock; a quarterly cash dividend of $0.492188 per share of beneficial interest of the Company’s 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock; and a quarterly cash dividend of $0.515625 per share of beneficial interest of the Company’s 8.25% Series D Cumulative Redeemable Perpetual Preferred Stock. Each of the Series B, Series C and Series D preferred dividends will be paid on November 20, 2025 to shareholders of record as of October 31, 2025.

Dave Folsom, President and Chief Executive Officer of Sotherly Hotels Inc., commented, “In the second quarter we witnessed a deceleration in hotel demand across our portfolio. A majority of our competitive set properties witnessed RevPAR reductions versus the same quarter 2024. The reduction in hotel demand mirrors the larger uncertainty associated with the macroeconomic environment, being a function of both the ongoing interest rate climate and tariffs. At our hotels, business transient demand in the quarter was only slightly off to 2024, showing the resilience of this all-important revenue segment. Group booking pace also remains resilient, with only minor reductions compared to the same pace in 2024.

We also continue to address mortgage maturities across our portfolio. We are working on extending certain mortgages, while concurrently working to refinance hotels that have significant equity. We also recently announced the prospective sale of the standalone 700+ space parking garage co-located with our hotel in Atlanta, Georgia. Monetizing the parking garage, via a sale, will provide liquidity to address the existing loan at this hotel, and we estimate, will add to Sotherly’s overall liquidity balance. We expect that transaction to close in Q4.

We remain cautious regarding the demand picture within the lodging markets. We believe that a changing interest rate picture, along with certainty regarding other macroeconomic forces, may act as a catalyst for the lodging industry and convey upside in hotel fundamentals as we move forward into the latter half of the year. ”

Balance Sheet/Liquidity

As of June 30, 2025, the Company had approximately $26.5 million of available cash and cash equivalents, of which approximately $16.0 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $315.8 million in outstanding debt, including mortgage and unsecured principal balances, at a weighted average interest rate of approximately 5.89%.

Portfolio Update

On July 24, 2025, SOHO Atlanta, LLC, a Delaware limited liability company and an affiliate of the Company, entered into a sale, purchase and escrow agreement to sell a portion of its real estate containing the parking garage (the “Parking Garage”), associated with the Georgian Terrace hotel (the “Hotel”), located in Atlanta, Georgia, to Banyan Street Capital LLC, a Delaware limited liability company, for a purchase price of $17.75 million. The Company intends to use the net cash proceeds from the sale of the Parking Garage to pay down a portion of the principal balance on the existing mortgage for the Hotel. The closing of the sale of the Parking Garage is subject to the waiver or satisfaction of various closing conditions, including (i) a condition related to the completion of a separate reciprocal easement agreement; (ii) a condition related to governmental approvals; (iii) a condition related to the consent of the existing mortgage lender; (iv) the satisfactory completion of a diligence review of the Parking Garage; (v) the accuracy of representations and warranties through closing; and (vi) conditions related to the termination of Parking Garage agreements and leases. The Company expects to consummate the transaction in the fourth quarter of 2025.

2025 Outlook

The Company is updating its previously issued guidance for 2025. The full year guidance range provided is based on information currently available, including moderating trends and volatility caused by macroeconomic trends. The table below reflects the Company’s projections, within a range, of various financial measures for 2025, in thousands of dollars, except per share and RevPAR data:

	Previous 2025 Guidance		Revised 2025 Guidance
	Low Range	High Range	Low Range	High Range

Total revenues	$183,388	$188,168	$185,157	$188,168
Net (loss) income	(676)	129	(1,230)	(624)
Net loss attributable to common stockholders and unitholders	(8,651)	(7,846)	(9,205)	(8,599)

EBITDA	41,879	42,704	42,495	43,031
Hotel EBITDA	48,829	49,619	45,340	45,821

FFO attributable to common stockholders and unitholders	10,539	11,344	5,900	6,506
Adjusted FFO attributable to common stockholders and unitholders	11,544	12,349	6,920	7,521

Net loss per share attributable to common stockholders	$(0.43)	$(0.39)	$(0.46)	$(0.43)
FFO per common share and unit	$0.52	$0.56	$0.29	$0.32
Adjusted FFO per common share and unit	$0.57	$0.61	$0.34	$0.37
Rev PAR	$119.77	$122.89	$115.98	$117.15
Hotel EBITDA margin	26.1%	26.4%	24.1%	24.2%

Earnings Call/Webcast

The Company will conduct its second quarter 2025 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, August 12, 2025. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 833-470-1428 (United States) and enter access code 203681. To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 12, 2025 through August 19, 2025. To access the rebroadcast, dial 866-813-9403 and enter access code 298292.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Sotherly may also opportunistically acquire hotels throughout the United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide and Hyatt Hotels Corporation brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” “outlook,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking. We also sometimes refer to our booking pace. Booking pace is an industry term that we define as the estimated value of committed future bookings at a given point in time. Booking pace can be further separated into various segments, including group booking pace or business travel booking pace. All statements regarding our expected financial position, booking pace, business and financing plans are forward-looking statements.

Factors which could have a material adverse effect on the Company’s future operations, results, performance and prospects, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including COVID-19; the availability and terms of financing and capital and the general volatility of the securities markets; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this press release and subsequent reports filed with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	Unaudited
ASSETS
Investment in hotel properties, net	$371,749,241	$372,376,626
Cash and cash equivalents	10,558,135	7,327,880
Restricted cash	15,973,516	21,382,595
Accounts receivable, net	5,988,252	7,525,356
Prepaid expenses, inventory and other assets	6,848,687	5,763,463
TOTAL ASSETS	$411,117,831	$414,375,920
LIABILITIES
Mortgage loans, net	$313,944,830	$316,516,148
Unsecured notes	164,278	658,766
Finance lease liabilities	24,050,974	23,201,751
Accounts payable and accrued liabilities	23,975,442	26,577,504
Advance deposits	2,611,809	3,734,825
Dividends and distributions payable	2,088,160	2,088,160
TOTAL LIABILITIES	$366,835,493	$372,777,154
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, 1,464,100 and 1,464,100 shares issued and outstanding; aggregate liquidation preference each $44,655,050, at June 30, 2025 and December 31, 2024, respectively.	14,641	14,641
7.875% Series C cumulative redeemable perpetual preferred stock, 1,346,110 and 1,346,110 shares issued and outstanding; aggregate liquidation preference each $40,940,681, at June 30, 2025 and December 31, 2024, respectively.	13,461	13,461
8.25% Series D cumulative redeemable perpetual preferred stock, 1,163,100 and 1,163,100 shares issued and outstanding; aggregate liquidation preference each $35,674,458, at June 30, 2025 and December 31, 2024, respectively.	11,631	11,631
Common stock, par value $0.01, 69,000,000 shares authorized, 20,490,501 shares issued and outstanding at June 30, 2025 and 19,849,165 shares issued and outstanding at December 31, 2024.	204,905	198,492
Additional paid-in capital	173,459,778	175,372,798
Unearned ESOP shares	—	(862,107)
Distributions in excess of retained earnings	(129,421,689)	(131,695,891)
Total Sotherly Hotels Inc. stockholders’ equity	44,282,727	43,053,025
Noncontrolling interest	(389)	(1,454,259)
TOTAL EQUITY	44,282,338	41,598,766
TOTAL LIABILITIES AND EQUITY	$411,117,831	$414,375,920

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUE
Rooms department	$32,537,497	$34,575,890	$63,837,998	$64,315,546
Food and beverage department	9,597,210	9,901,554	19,749,070	19,654,003
Other operating departments	6,659,436	6,216,923	13,519,419	13,273,249
Total revenue	48,794,143	50,694,367	97,106,487	97,242,798
EXPENSES
Hotel operating expenses
Rooms department	7,030,115	7,452,407	13,870,960	14,004,590
Food and beverage department	6,576,018	6,541,720	13,532,539	13,006,575
Other operating departments	2,455,516	2,505,721	5,060,808	5,191,863
Indirect	18,840,141	18,496,840	37,829,026	36,981,736
Total hotel operating expenses	34,901,790	34,996,688	70,293,333	69,184,764
Depreciation and amortization	5,019,340	4,817,523	9,938,077	9,587,240
Corporate general and administrative	2,298,261	1,580,373	4,187,601	3,496,898
Total operating expenses	42,219,391	41,394,584	84,419,011	82,268,902
NET OPERATING INCOME	6,574,752	9,299,783	12,687,476	14,973,896
Other income (expense)
Interest expense	(5,497,789)	(5,000,995)	(10,945,354)	(9,889,801)
Interest income	66,146	208,102	136,936	422,873
Other income	125,430	142,353	252,020	267,230
Loss on early extinguishment of debt	—	—	—	(241,878)
Realized gain on hedging activities	—	—	—	1,041,994
Unrealized gain (loss) on hedging activities	53,369	(84,872)	53,935	(791,421)
Gain on sale of assets	—	4,400	—	4,400
Gain on involuntary conversion of assets	249,384	112,645	4,123,265	235,037
Net income before income taxes	1,571,292	4,681,416	6,308,278	6,022,330
Income tax provision	(14,868)	(17,184)	(18,328)	(35,277)
Net income	1,556,424	4,664,232	6,289,950	5,987,053
Add: Net (income) loss attributable to noncontrolling interest	21,561	(48,151)	(27,124)	(36,033)
Net income attributable to the Company	1,577,985	4,616,081	6,262,826	5,951,020
Undeclared distributions to preferred stockholders	(1,994,313)	(1,994,313)	(3,988,625)	(3,988,625)
Net income (loss) attributable to common stockholders	$(416,328)	$2,621,768	$2,274,201	$1,962,395
Net income (loss) per share attributable to common stockholders:
Basic	$(0.02)	$0.13	$0.11	$0.10
Diluted	$(0.02)	$0.13	$0.11	$0.10
Weighted average number of common shares outstanding
Basic	20,268,717	19,431,455	20,069,216	19,395,528
Diluted	20,268,717	19,431,455	20,069,216	19,395,528

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2025 and 2024, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics). Accordingly, the actual data does not include the participating condominium hotel rooms of the Lyfe Resort & Residences and the Hyde Beach House Resort & Residences. The composite portfolio metrics represent the Company’s wholly-owned properties and the participating condominium hotel rooms at the Lyfe Resort & Residences and the Hyde Beach House Resort & Residences, during the three and six months ended June 30, 2025 and the corresponding period in 2024.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Actual Portfolio Metrics
Occupancy %	71.0%	74.0%	69.7%	69.1%
ADR	$180.73	$184.24	$181.71	$183.54
RevPAR	$128.34	$136.38	$126.60	$126.84
Composite Portfolio Metrics
Occupancy %	70.8%	73.4%	69.8%	69.2%
ADR	$183.88	$187.51	$186.14	$188.91
RevPAR	$130.20	$137.67	$129.97	$130.64

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2025, 2024, and 2023, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q2 2025	Q2 2024	Q2 2023
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	74.3%	81.0%	78.8%
	72.7%	76.0%	71.6%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	69.4%	73.0%	75.1%
	69.7%	71.6%	73.1%
DoubleTree by Hilton Laurel Laurel, Maryland	73.8%	72.6%	77.1%
	62.6%	59.9%	62.2%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	73.1%	72.6%	70.8%
	67.9%	58.9%	62.7%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	70.0%	73.5%	63.1%
	77.2%	74.5%	64.0%
Georgian Terrace Atlanta, Georgia	54.5%	61.5%	52.6%
	56.5%	60.0%	49.7%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	72.0%	86.3%	77.6%
	76.7%	85.0%	80.5%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	81.4%	82.5%	81.1%
	71.9%	71.4%	68.5%
Hyatt Centric Arlington Arlington, Virginia	83.5%	80.7%	83.5%
	76.5%	76.9%	77.0%
The Whitehall Houston, Texas	59.7%	60.4%	51.0%
	65.4%	59.7%	49.8%
Lyfe Resort & Residences (1) Hollywood Beach, Florida	63.0%	63.2%	48.8%
	70.4%	70.6%	54.6%
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	68.0%	57.4%	40.7%
	76.3%	69.9%	48.7%
All properties weighted average	70.8%	73.4%	69.4%
	69.8%	69.2%	64.9%

(1)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q2 2025	Q2 2024	Q2 2023
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$231.00	$234.77	$226.05
	$221.70	$224.78	$219.76
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$138.87	$144.96	$142.14
	$140.83	$146.63	$151.07
DoubleTree by Hilton Laurel Laurel, Maryland	$132.06	$138.82	$134.12
	$128.41	$133.15	$128.90
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$149.35	$158.80	$151.42
	$135.81	$145.29	$141.08
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$189.28	$183.89	$206.75
	$211.85	$207.59	$236.62
Georgian Terrace Atlanta, Georgia	$170.76	$178.19	$191.87
	$183.25	$183.27	$198.86
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$183.14	$170.96	$176.32
	$203.34	$192.81	$195.91
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$207.03	$201.68	$202.92
	$190.93	$186.15	$187.09
Hyatt Centric Arlington Arlington, Virginia	$229.77	$245.85	$235.80
	$221.96	$223.52	$216.59
The Whitehall Houston, Texas	$148.80	$154.89	$167.78
	$156.02	$159.18	$166.21
Lyfe Resort & Residences (1) Hollywood Beach, Florida	$283.00	$282.58	$338.68
	$304.89	$327.80	$396.59
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$256.32	$269.53	$324.00
	$276.76	$291.88	$349.96
All properties weighted average	$183.88	$187.51	$190.15
	$186.14	$188.91	$193.35

(1)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q2 2025	Q2 2024	Q2 2023
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$171.69	$190.14	$178.02
	$161.16	$170.75	$157.34
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$96.40	$105.79	$106.76
	$98.09	$104.97	$110.38
DoubleTree by Hilton Laurel Laurel, Maryland	$97.49	$100.74	$103.41
	$80.39	$79.70	$80.19
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$109.18	$115.31	$107.13
	$92.24	$85.62	$88.43
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$132.51	$135.11	$130.46
	$163.52	$154.59	$151.44
Georgian Terrace Atlanta, Georgia	$92.99	$109.51	$100.97
	$103.55	$109.93	$98.82
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$131.77	$147.47	$136.82
	$156.04	$163.92	$157.71
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$168.61	$166.44	$164.53
	$137.34	$132.84	$128.20
Hyatt Centric Arlington Arlington, Virginia	$191.89	$198.42	$196.89
	$169.91	$171.82	$166.67
The Whitehall Houston, Texas	$88.78	$93.57	$85.54
	$102.00	$95.09	$82.80
Lyfe Resort & Residences (1) Hollywood Beach, Florida	$178.43	$178.73	$165.25
	$214.79	$231.35	$216.68
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$174.37	$154.74	$131.96
	$211.21	$203.97	$170.55
All properties weighted average	$130.20	$137.67	$131.94
	$129.97	$130.64	$125.53

(1)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET (LOSS) INCOME TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income	$1,556,424	$4,664,232	$6,289,950	$5,987,053
Depreciation and amortization - real estate	5,004,535	4,802,717	9,908,466	9,557,629
Gain on sale of assets	-	(4,400)	-	(4,400)
Gain on involuntary conversion of assets	(249,384)	(112,645)	(4,123,265)	(235,037)
FFO	6,311,575	9,349,904	12,075,151	15,305,245
Distributions to preferred stockholders	(1,994,313)	(1,994,313)	(3,988,625)	(3,988,625)
FFO attributable to common stockholders and unitholders	4,317,262	7,355,591	8,086,526	11,316,620
Amortization	14,805	14,806	29,611	29,611
ESOP and stock - based compensation	59,875	47,827	382,246	303,783
Loss on early debt extinguishment	—	—	—	241,878
Negative lease amortization	419,117	—	830,373	-
Unrealized (gain) loss on hedging activities	(53,369)	84,872	(53,935)	791,421
Adjusted FFO attributable to common stockholders and unitholders	4,757,690	7,503,096	$9,274,821	$12,683,313

Weighted average number of shares outstanding, basic	20,268,717	19,431,455	20,069,216	19,395,528

Weighted average number of non-controlling units	120,128	364,186	241,483	364,186

Weighted average number of shares and units outstanding, basic	20,388,845	19,795,641	20,310,699	19,759,714

FFO per common share and unit	$0.21	$0.37	$0.40	$0.57

Adjusted FFO per common share and unit	$0.23	$0.38	$0.46	$0.64

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income	$1,556,424	$4,664,232	$6,289,950	$5,987,053
Interest expense	5,497,789	5,000,995	10,945,354	9,889,801
Interest income	(66,146)	(208,102)	(136,936)	(422,873)
Income tax provision	14,868	17,184	18,328	35,277
Depreciation and amortization	5,019,340	4,817,523	9,938,077	9,587,240
EBITDA	12,022,275	14,291,832	27,054,773	25,076,498
Other income	(125,430)	(142,353)	(252,020)	(267,230)
Loss on early debt extinguishment	—	—	—	241,878
Gain on sale of assets		(4,400)		(4,400)
Gain on involuntary conversion of assets	(249,384)	(112,645)	(4,123,265)	(235,037)
Subtotal	11,647,461	14,032,434	22,679,488	24,811,709
Corporate general and administrative	2,298,261	1,580,373	4,187,601	3,496,898
Realized and unrealized gain on hedging activities	(53,369)	84,872	(53,935)	(250,573)
Hotel EBITDA	$13,892,353	$15,697,679	$26,813,154	$28,058,034

Tables below are reflected in thousands of dollars:

Reconciliation of Outlook of Net (Loss) Income to EBITDA and Hotel EBITDA

	Previous 2025 Guidance		Revised 2025 Guidance
	Low Range	High Range	Low Range	High Range

Net (loss) income	$(676)	$129	$(5,315)	$(4,709)
Interest expense	23,475	23,495	24,650	24,600
Interest income	(300)	(300)	(260)	(285)
Income tax provision	130	130	85	90
Depreciation and amortization	19,250	19,250	19,250	19,250

EBITDA	41,879	42,704	38,410	38,946
(Gain) loss on disposal of assets	-	-	40	40
Gain on involuntary conversion of assets	-	-	(4,125)	(4,125)
Unrealized gain on hedging activities	(185)	(185)	(475)	(475)
Corporate general and administrative	7,135	7,100	6,478	6,478

Hotel EBITDA	$48,829	$49,619	$40,328	$40,864

Reconciliation of Outlook of Net (Loss) Income to FFO and Adjusted FFO

	Previous 2025 Guidance		Revised 2025 Guidance
	Low Range	High Range	Low Range	High Range

Net (loss) income	$(676)	$129	$(1,230)	$(624)
Depreciation and amortization	19,190	19,190	19,190	19,190
(Gain) loss on disposal of assets	-	-	40	40
Gain on involuntary conversion of assets	-	-	(4,125)	(4,125)

FFO	18,514	19,319	13,875	14,481
Distributions to preferred stockholders	(7,975)	(7,975)	(7,975)	(7,975)

FFO attributable to common stockholders and unitholders	10,539	11,344	5,900	6,506
Depreciation and amortization	60	60	60	60
Negative amortization on ground lease	830	830	830	830
Unrealized gain on hedging activities	(185)	(185)	(170)	(175)
ESOP & stock-based compensation	300	300	300	300
Adjusted FFO attributable to common stockholders and unitholders	$11,544	$12,349	$6,920	$7,521

Non-GAAP Financial Measures

The Company considers the non-GAAP financial measures of FFO attributable to common stockholders and unitholders (including FFO per common share and unit), Adjusted FFO attributable to common stockholders and unitholders (including Adjusted FFO per common share and unit), EBITDA and Hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use FFO as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, gains or losses from sales of previously depreciated operating real estate assets, gains or losses from involuntary conversions of assets, plus certain non-cash items such as real estate asset depreciation and amortization or impairment, stock compensation costs, and adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents Adjusted FFO attributable to common stockholders and unitholders, including Adjusted FFO per share and unit, which adjusts for certain additional items that are not in NAREIT’s definition of FFO including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments, losses on early extinguishment of debt, gains on extinguishment of preferred stock, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, management contract termination costs, operating asset depreciation and amortization, gain or loss on a change in control, ESOP and stock compensation expenses and negative lease amortization on our finance ground lease obligation. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of Adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to shareholders.

Hotel EBITDA and Hotel EBITDA Margin

The Company defines Hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) depreciation and amortization, (5) impairment of long-lived assets or investments, (6) gains and losses on disposal and/or sale of assets, (7) gains and losses on involuntary conversions of assets, (8) realized and unrealized gains and losses on derivative instruments not included in other comprehensive income, (9) other income at the properties, (10) loss on early debt extinguishment, (11) Paycheck Protection Program (PPP) debt forgiveness, (12) gain on exercise of development right, (13) corporate general and administrative expense, and (14) other income. We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control. We believe Hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of Hotel EBITDA may be different from similar measures calculated by other REITs. Hotel EBITDA Margin is calculated by dividing Hotel EBITDA by Total Revenues.